Exhibit 5.1
May 9, 2024
Itron, Inc.
2111 N. Molter Road
Liberty Lake, WA 99019

Re: Post-Effective Amendments to Registration Statements on Form S-8 of Shares of Common Stock, no par value per share, of Itron, Inc.

Ladies and Gentlemen:
We have acted as special counsel to you to render this opinion in connection with the Post-Effective Amendments to the following Registration Statements on Form S-8 (together, the "Post-Effective Amendment") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission (the "Commission") with respect to 634,000 shares of Itron, Inc. common stock, no par value (the "2000 Carryover Shares"), that were forfeited, expired or are otherwise cancelled or settled in cash after the initial adoption of the Third Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan"), were originally registered for issuance under the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan, and are being reallocated for issuance pursuant to the 2010 Plan.
•Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-40356
•Post-Effective Amendment No. 1 to Form S-8 Registration Statement, No. 333-97571
•Post-Effective Amendment No. 1 to Form S-8 Registration Statement, No. 333-115987
•Post-Effective Amendment No. 1 to Form S-8 Registration Statement, No. 333-125461
•Post-Effective Amendment No. 1 to Form S-8 Registration Statement, No. 333-134749
•Post-Effective Amendment No. 3 to Form S-8 Registration Statement, No. 333-143048
•Post-Effective Amendment No. 2 to Form S-8 Registration Statement, No. 333-166601
•Post-Effective Amendment No. 2 to Form S-8 Registration Statement, No. 333-193970
•Post-Effective Amendment No. 2 to Form S-8 Registration Statement, No. 333-195633
•Post-Effective Amendment No. 2 to Form S-8 Registration Statement, No. 333-218086
•Post-Effective Amendment No. 2 to Form S-8 Registration Statement, No. 333-226020

We have examined the Post-Effective Amendment and such documents and records of Itron, Inc. as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.
Based upon and subject to the foregoing, we are of the opinion that any original issuance 2000 Carryover Shares that may be issued pursuant to the 2010 Plan, upon the registration by the registrar of such 2000 Carryover Shares and the issuance thereof by Itron, Inc. in accordance with the terms of the 2010 Plan, and the receipt of consideration therefor in accordance with the terms of the 2010 Plan, will be legally issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Perkins Coie LLP